UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: February 12, 2008
(Date of earliest event reported)

TELIPHONE CORP.
(Exact name of registrant as specified in its charter)

NEVADA State of incorporation	333-128986 Commission File Number	84-1491673 IRS Employer Identification Number

4150 Ste-Catherine St. West Suite 200
Montréal, Quebec, Canada  H3Z 0A1
(Address of principal executive offices)

Tel: 514-313-6010
(Issuer's telephone number)

_____________________________________________
(Former name or former address, if changed since last report)

Copies of all communications, including all communications sent to the agent for service

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Joseph I. Emas, Esq.
Attorney at Law
1224 Washington Avenue
Miami Beach, FL  33139

Item 8..01.  Other Events.

On February 12, 2008, Teliphone Corp.  entered into a Letter of Intent to acquire certain assets and liabilities from 9151-4877 Quebec Inc. (the “Letter of Intent”). The details and terms and conditions of the acquisition are disclosed in the Letter of Intent attached as Exhibit 10.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)           10.1           Letter of Intent to acquire certain assets and liabilities from 9151-4877 Quebec Inc.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIPHONE CORP.

DATE: February 12, 2008	By:	/s/ George Metrakos
George Metrakos
Chief Executive Officer